Exhibit 10.1

April 30, 2015

Ms. Donna Coleman
c/o The Madison Square Garden Company
Two Pennsylvania Plaza
New York, NY 10121

Dear Donna:

This Agreement (the “Agreement”) will confirm the terms of your employment by The Madison Square Garden Company (the “Company”).

The term of this Agreement (the “Term”) shall be effective as of May 1, 2015 and, unless terminated earlier in accordance with this Agreement, will expire on October 15, 2015 (the “Expiration Date”).

Effective May 5, 2015, your title will be Interim Chief Financial Officer. Prior to such date, and at any time that the Board appoints a successor Chief Financial Officer, your title will be Executive Vice President, Finance. You agree to devote substantially all of your business time and attention to the business and affairs of the Company and to perform your duties in a diligent, competent, professional and skillful manner and in accordance with applicable law and the Company’s policies and procedures.

Your base salary will be $250,000 per month, payable in accordance with the Company’s standard payroll practices. You will not be eligible to participate in any of the Company’s annual or long-term bonus or incentive programs
You will be eligible for our standard benefits programs at the levels that are made available to similarly situated executives at the Company. Participation in our benefits programs is subject to meeting the relevant eligibility requirements, payment of the required premiums and the terms of the plans themselves.
In addition, you agree to be bound by the additional covenants and provisions that are set forth in Annex I hereto, which Annex shall be deemed to be a part of the Agreement.

If your employment with the Company is terminated prior to the Expiration Date by the Company (other than for “Cause”) then, subject to your execution and the effectiveness of a severance agreement to the Company’s reasonable satisfaction including a general release by you of the Company and its affiliates), the Company will provide you with continued payments of your base salary as if you had remained continuously employed through the Expiration Date. In such instance of termination without Cause, except as noted in the foregoing sentence, the Company shall have no further obligations under this Agreement to make any further payments or provide any further benefits to you.

For purposes of this Agreement, “Cause” means your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

This Agreement does not constitute a guarantee of employment for any definite period. Your employment is at will and may be terminated by you or the Company at any time, with or without notice or reason.

The Company may withhold from any payment due to you any taxes required to be withheld under any law, rule or regulation.

This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

To the extent permitted by law, you and the Company waive any and all rights to a jury trial with respect to any matter relating to this Agreement.

This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State.

Both the Company and you hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement, and each of us hereby waives, and agrees not to assert, as a defense that either of us, as appropriate, is not subject thereto or that the venue thereof may not be appropriate. We each hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. It is the parties’ intention that this Agreement not be construed more strictly with regard to you or the Company.

This Agreement reflects the entire understanding and agreement of you and the Company with respect to the subject matter hereof and supersedes all prior understandings and agreements.

Very truly yours,

/s/ James L. Dolan

James L. Dolan
Executive Chairman

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

Accepted and Agreed:

/s/ Donna Coleman______
Donna Coleman
Date: April 30, 2015

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

ANNEX I

This Annex I constitutes part of the Agreement dated April 30, 2015 (the “Agreement”) by and between Donna Coleman (“You”) and The Madison Square Garden Company (the “Company”).
You agree to comply with the following covenants in addition to those set forth in the Agreement.

1.	Confidentiality

(a)Confidential and Proprietary Information. You agree to retain in strict confidence and not use for any purpose whatsoever or divulge, disseminate, copy, disclose to any third party, or otherwise use any Confidential Information, other than for legitimate business purposes of the Company and its affiliates. As used herein, “Confidential Information” means any non-public information of a confidential, proprietary, commercially sensitive or personal nature of, or regarding, the Company or any of its affiliates or any director, officer or member of senior management of any of the foregoing (collectively “Covered Parties”). The term Confidential Information includes such information in written, digital, oral or any other format and includes, but is not limited to (i) information designated or treated as confidential, (ii) budgets, plans, forecasts or other financial or accounting data; (iii) customer, guest, fan, vendor, sponsor, marketing affiliate or shareholder lists or data; (iv) technical or strategic information regarding the Covered Parties’ television, programming, advertising, sports, entertainment, theatrical, or other businesses, (v) advertising, sponsorship, business, sales or marketing tactics, strategies or information; (vi) policies, practices, procedures or techniques, (vii) trade secrets or other intellectual property; (vii) information, theories or strategies relating to litigation, arbitration, mediation, investigations or matters relating to governmental authorities; (vii) terms of agreements with third parties and third party trade secrets, (viii) information regarding employees, talent, players, coaches, agents, consultants, advisors or representatives, including their compensation or other human resources policies and procedures, (ix) information or strategies relating to any potential or actual business development transactions and/or any potential or actual business acquisition, divestiture or joint venture, and (x) any other information the disclosure of which a reasonably prudent person would anticipate to have an adverse effect on the Covered Parties’ business reputation, operations or competitive position, reputation or standing in the community.

(b)Notwithstanding the foregoing, the obligations of this section, other than with respect to employee or customer information, shall not apply to Confidential Information that is in the public domain (through no breach by you) or specifically exempted in writing by the applicable Covered Party from the applicability of this Agreement.

(c)Notwithstanding anything contained elsewhere in this Agreement, you are authorized to make any disclosure which, in the written opinion of outside counsel, is required of you by any federal, state or local laws or judicial, arbitral or governmental agency proceedings, after providing the Company with prior written notice (to the extent legally permissible) and an opportunity to respond prior to such disclosure (to extent reasonably practicable). Furthermore, nothing in this Agreement shall impair your right to make disclosures under the whistleblower provisions of federal law or regulation.

(d)You agree not to issue any press release or public statement regarding your employment by the Company and/ or the commencement thereof unless (i) so disclosed with the prior written consent of the Company, or (ii) it is, in the written opinion of outside counsel, required and then only to the extent so required, by applicable law.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

2.	Additional Understandings

You agree for yourself and others acting on your behalf, that you (and they) will not disparage, make negative statements about (either “on the record” or “off the record”) or act in any manner which is intended to or does damage to the good will of, or the business or personal reputations of the Company, any of its affiliates or any of their respective officers, directors, employees, successors and assigns (including, without limitation, any former officers, directors or employees of the Company and/ or its affiliates, to the extent such individuals served in any such capacity at any point during the Term).
This Agreement in no way restricts or prevents you from providing truthful testimony as is required by court order or other legal process; provided that you afford the Company written notice and an opportunity to respond prior to such disclosure.
If requested by the Company, you agree to deliver to the Company upon the termination of your employment, or at any earlier time the Company may request, all memoranda, notes, plans, files, records, reports, and software and other documents and data (and copies thereof regardless of the form thereof (including electronic copies)) containing, reflecting or derived from Confidential Information or the Materials (as defined below) of the Company or any of its affiliates which you may then possess or have under your control. If so requested, you shall provide to the Company a signed statement confirming that you have fully complied with this paragraph.
In addition, you agree that the Company is the owner of all rights, title and interest in and to all documents, tapes, videos, designs, plans, formulas, models, processes, computer programs, inventions (whether patentable or not), schematics, music, lyrics and other technical, business, financial, advertising, sponsorship, sales, marketing, customer or product development plans, forecasts, strategies, information and materials (in any medium whatsoever) developed or prepared by you or with your cooperation in any way in connection with your employment by the Company (the “Materials’’). The Company will have the sole and exclusive authority to use the Materials in any manner that it deems appropriate, in perpetuity, without additional payment to you. You agree to perform all actions reasonably requested by the Company (whether during or after the Term) to establish and confirm the Company’s ownership of such Materials (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Materials. If the Company is unable, after reasonable effort, to secure your signature on any such papers, any executive officer of the Company shall be entitled to execute any such papers as your agent and attorney-in-fact, and you hereby irrevocably designate and appoint each executive officer of the Company as your agent and attorney-in-fact to execute any such papers on your behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Materials, under the conditions described in this sentence.
In addition, you agree for yourself and others acting on your behalf, that you (and they) shall not, at any time, participate in any way in the writing or scripting (including, without limitation, any “as told to” publications) of any book, article, periodical, periodical story, movie, play, other written or theatrical work, or video that (i) relates to your services to the Company or any of its affiliates or (ii) otherwise refers to the Company or its respective businesses, activities, directors, officers, employees or representatives, without the prior written consent of the Company.

3.	Further Cooperation

Following the date of termination of your employment with the Company, you will no longer provide any regular services to the Company or represent yourself as a Company agent. If, however, the Company

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

so requests, you agree to use commercially reasonable good faith efforts to cooperate fully with the Company in connection with any matter with which you were involved prior to such employment termination, or in any litigation or administrative proceedings or appeals (including any preparation therefore) where the Company believes that your personal knowledge, attendance or participation could be beneficial to the Company or its affiliates. This cooperation includes, without limitation, participation on behalf of the Company and/ or its affiliates in any litigation, administrative or similar proceeding, including providing truthful testimony.
The Company will provide you with reasonable notice in connection with any cooperation it requires in accordance with this section and will take reasonable steps to schedule your cooperation in any such matters so as not to materially interfere with your other professional and personal commitments. The Company will reimburse you for any reasonable out-of-pocket expenses you reasonably incur in connection with the cooperation you provide hereunder as soon as practicable after you present appropriate documentation evidencing such expenses. You agree to provide the Company with an estimate of any such individual expense of more than $1,000 before it is incurred.

4.	No-Hire or Solicit

During the Term and thereafter through the first anniversary of the date on which your employment with the Company has terminated for any reason, you agree not to hire, seek to hire, or cause any person or entity to hire or seek to hire (without the prior written consent of the Company), directly or indirectly (whether for your own interest or any other person or entity’s interest) any employee of the Company or any of its affiliates. This restriction does not apply to any employee who was not an employee of the Company or any of its affiliates at any time during the six-month period immediately preceding your solicitation. For the avoidance of doubt, a general (non-targeted), publicly-accessible advertisement (or web posting) of an open employment position will not in and of itself be deemed to be a breach of the solicitation restrictions set forth in this paragraph. Additionally, you may, without being in breach of the hiring restrictions of this paragraph, directly or indirectly hire any person who responds to such general advertisement (or web posting), so long as that person is being hired for an administrative position without any managerial responsibilities (e.g., a secretary), and such person was not previously an employee of the Company or any of its affiliates reporting to you or any of your direct reports.

5.	Specific Performance; Injunctive Relief

You understand and agree that (i) the provisions of this Annex I are reasonable and appropriate for the Company’s protection of its legitimate business interests, (ii) the consideration provided under the Agreement is sufficient to justify the restrictions and limitations contained in this Annex I, and (iii) the Company will suffer immediate, irreparable harm in the event you breach any of your obligations under the covenants and agreements set forth in this Annex I, that monetary damages will be inadequate to compensate the Company for such breach and that the Company shall be entitled to injunctive relief as a remedy for any such breach (or threatened breach). Such remedy shall not be deemed to be the exclusive remedy in the event of breach by you of any of the covenants or agreements set forth in this Annex I, but shall be in addition to all other remedies available to the Company at law or in equity. You hereby waive, to the extent you may legally do so, any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive or other equitable relief, and further waive, to the extent you may legally do so, the defense in any action for specific performance or other equitable remedy that a remedy at law would be adequate. Notwithstanding anything to the contrary contained in this Agreement, in the event you violate the covenants and agreements set forth in this Annex I in any material respect, then, in addition to all other rights and remedies available to the Company, the Company shall have no further obligation to pay you any severance benefits or to provide you with any other rights or benefits to which you

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000

Ms. Donna Coleman
April 30, 2015

would have been entitled pursuant to this Agreement had you not breached the covenants and agreements set forth in this Annex I.

6.	Survival

The covenants and agreements set forth in this Annex I (as well as the last eight paragraphs of the underlying Agreement with respect thereto) shall remain in effect during the Term and thereafter indefinitely (unless otherwise expressly provided) and shall survive any termination or expiration of the Agreement or any termination of your employment with the Company.

THE MADISON SQUARE GARDEN COMPANY

TWO PENNSYLVANIA PLAZA, NEW YORK, NY 10121-0091

TEL 212-465-6000